UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 18, 2006

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2006, Genesis Microchip Inc. (the “Registrant” or “Company”) entered into a Lease Agreement and Lease Rider Agreement effective as of August 28, 2006 (collectively, the “Lease”) with Transamerica Occidental Life Insurance Company, an Iowa corporation (the “Landlord”) to lease approximately 91,008 square feet of office space, consisting of an entire building located at 2525 Augustine Drive, Santa Clara, California (the “Site”) from the Landlord.

The scheduled commencement date of the Lease, subject to the early occupancy provisions in the Lease, is January 1, 2007. The initial term of the Lease is sixty months from the date of commencement, plus the partial month following the date of commencement if such date is not on the first day of a month. The initial base monthly rent under the Lease is $86,457.60. The base monthly rent will be increased to $91,008.00 commencing January 1, 2008, $95,558.40 commencing January 1, 2009, $100,108.80 commencing January 1, 2010 and $104,659.20 commencing January 1, 2011. The Lease required the Registrant to provide the Landlord with a security deposit of $104,659.20 and to prepay $86,457.60 which will be credited toward the initial base monthly rent. The Landlord has agreed to provide the Registrant with an allowance of $1,092,096 for the installation of tenant improvements at the Site and will make available to the Registrant an additional $455,040 for such improvements which, if used, would be amortized and paid by the Registrant as an addition to the base monthly rent.

Subject to the terms and conditions of the Lease, the Registrant or other permitted assignees may renew the Lease for an additional five year term, if the Registrant provides notice to the Landlord of its election to renew the Lease no earlier than 365 days prior to the end of the initial term and no later than 270 days before the end of the initial term.

The Registrant is leasing the Site for its corporate headquarters. The Registrant expects to move its operations located at its current corporate headquarters to the Site during the Company’s fiscal fourth quarter. The Registrant believes that the Site will provide sufficient executive office space for its anticipated needs during the term of the Lease.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease and the exhibits thereto, which are attached as Exhibit 10.1 hereto and incorporated by reference in their entirety herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and is subject to safe harbors created therein. These forward-looking statements include, but are not limited to, those regarding the Registrant’s expectations regarding the sufficiency of the Site for its corporate headquarters and the timing of the relocation of the Registrant’s corporate headquarters to the Site.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Site will not provide sufficient space for the Registrant’s corporate headquarters, the timing of the relocation of the Registrant’s corporate headquarters and the ability of the Registrant to make appropriate arrangements for such relocation, together with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Lease Agreement and Lease Rider Agreement dated August 28, 2006 between the Registrant and Transamerica Occidental Life Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: September 19, 2006	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Lease Agreement and Lease Rider Agreement dated August 28, 2006 between the Registrant and Transamerica Occidental Life Insurance Company.